Exhibit 10.14

SECOND AMENDMENT TO STOCK APPRECIATION RIGHTS AGREEMENTS

This Second Amendment to Stock Appreciation Rights Agreements is entered into this 11th day of December, 2009, by and between DaVita Inc., a Delaware corporation (the “Company”), and Richard K. Whitney (the “Employee”).

WHEREAS, the Company and the Employee previously entered into five Stock Appreciation Rights Agreements (each an “SAR Agreement”), dated as of February 14, 2008, February 15, 2008, February 19, 2008, February 20, 2008 and February 21, 2008, respectively (the “Grant Dates”), copies of which are attached hereto as Exhibits 1 through 5, pursuant to the Company’s 2002 Equity Compensation Plan; and

WHEREAS, each SAR Agreement was amended by that certain Amendment to Stock Appreciation Rights Agreements dated November 2008, a copy of which is attached hereto as Exhibit 6.

WHEREAS, the Company and the Employee desire to further amend each SAR Agreement pursuant to Section 10 thereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 2(b) of each SAR Agreement is amended in its entirety, effective as of the date first written above, to provide as follows:

“(b) In the case of the termination of the Grantee’s employment with the Company (“Severance”), the SAR shall terminate on the Expiration Date.”

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Stock Appreciation Rights Agreements as of the date and year first written above.

COMPANY		EMPLOYEE

By	/s/ Kent J. Thiry	By	/s/ Richard K. Whitney
	Kent J. Thiry		Richard K. Whitney
Chief Executive Officer